Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                               CIDCO INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Delaware                               13-3500734
         (State or other jurisdiction of               (I.R.S. Employer
         incorporation or organization)                Identification No.)

             220 Cochrane Circle
           Morgan Hill, California                            95037
 (Address of Principal Executive Offices)                   (Zip Code)

                               CIDCO INCORPORATED
                      NON-QUALIFIED STOCK OPTION AGREEMENT
                              WITH DANIEL L. EILERS
                            (Full title of the plan)

                                 Richard D. Kent
                   Vice President, Finance and Administration
                           and Chief Financial Officer
                               CIDCO Incorporated
                               220 Cochrane Circle
                          Morgan Hill, California 95037
                     (Name and address of agent for service)

                                 (408) 779-1162
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                              James E. Abbott, Esq.
                            Carter, Ledyard & Milburn
                                  2 Wall Street
                            New York, New York 10005
                                 (212) 732-3200

                         CALCULATION OF REGISTRATION FEE
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                                     Proposed        Proposed
Title of                             maximum         maximum
securities        Amount             offering        aggregate      Amount of
to be             to be              price per       offering       registration
registered        registered         share           price          fee
--------------------------------------------------------------------------------

Common Stock,
 par value $.01
 per share . . . .600,000 shs.       $14.25(1)       $8,550,000     $2,590.91

Preferred Share
 Purchase Rights..600,000 rights       --  (2)            --   (2)      -0-

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(1)  Calculated  pursuant to Rule 457(h) on the basis of the per share  exercise price  of  the  option  provided  for  in the  Non-Qualified  Stock  Option
     Agreement.

(2) Included in the offering price of the Common Stock being registered hereby. Until the Distribution Date, as defined in the Rights Agreement providing for the Preferred Share Purchase Rights (the "Rights"), the Rights will be attached to, and transferable only with, the Common Stock and will be evidenced by the certificates evidencing the Common Stock.


                                   ----------

     This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The Registrant hereby incorporates by reference the following documents (Commission File No. 0-23296) into this Registration Statement:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

          (b) The Registrant's Current Report on Form 8-K bearing cover date of January 27, 1997;

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated January 28, 1994, for the registration of the Common Stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and any amendment or report hereafter filed by the Registrant for the purpose of updating such description; and

          (d) The description of the Rights contained in the Registrant's Registration Statement on Form 8-A dated February 3, 1997, for the registration of the Rights under Section 12(g) of the Exchange Act, and any amendment or report hereafter filed by the Registrant for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.

     Item 4. Description of Securities.

     Not required, inasmuch as the Registrant's Common Stock and the Rights are registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145(a) of the General Corporation Law of the State of Delaware (the "Law") provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; with respect to any criminal action or proceeding, the indemnitee must not have had reasonable cause to believe his conduct was unlawful.

     Section 145(b) of the Law provides, in general, that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter as to which a person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

     Section 145(g) of the Law provides in general that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the Law.

     The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors will not be liable for monetary damages for breach of the directors' fiduciary duty to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the directors' duty of loyalty to the Registrant or its stockholders, for acts of omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefits to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

     Section 8.1 of the Registrant's By-Laws provides that the Registrant shall indemnify its directors, officers, employees, and in some cases, its agents to the fullest extent and in the manner set forth in and permitted by the Law, and any other applicable law, from time to time in effect, and that such right of indemnification shall not be deemed exclusive of any other rights to which the Registrant's directors and officers may be entitled.

     In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers beyond the indemnification provided for in the Certificate of Incorporation and By-Laws. These agreements will, among other things, indemnify the Registrant's directors and its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The Exhibit Index appears below on page 10.

Item 9.  Undertakings.

     (1) The undersigned Registrant issuer hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated herein by reference;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act that are incorporated herein by reference;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement;

          (b) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (d) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Morgan Hill, State of California, on May 1, 1997.


                                   CIDCO Incorporated


                                   By/s/Richard D. Kent
                                   --------------------
                                   Richard D. Kent
                                   Vice President, Finance and
                                      Administration


                                   ----------




                                POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes Richard D. Kent and James E. Abbott, and each of them singly, his true and lawful attorneys-in-fact with full power to execute in the name of such person, in the capacities stated below, and to file with the Securities and Exchange
Commission, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, hereby ratifying and confirming the signature of such person as may be signed by said attorneys-in-fact, or any one of them, to any and all amendments to this Registration Statement.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement and the above power of attorney have been signed on May 1, 1997, by the following persons in the capacities indicated.

Signature                                      Title
---------                                      -----


/s/Paul G. Locklin                Chairman of the Board and Director
------------------
Paul G. Locklin



/s/Daniel L. Eilers               President, Chief Executive Officer
-------------------                 and Director (Principal Executive
Daniel L. Eilers                    Officer)


/s/Richard D. Kent
------------------                Vice President, Finance and
Richard D. Kent                     Administration and Chief
                                    Financial Officer (Principal
                                    Financial and Accounting Officer)



------------------                             Director
Joseph A. Graziano



/s/Ernest K. Jacquet
--------------------                           Director
Ernest K. Jacquet



/s/Scott C. McDonald
--------------------                           Director
Scott C. McDonald


/s/Richard M. Moley
-------------------                            Director
Richard M. Moley

                                  EXHIBIT INDEX

  Exhibit No.
  -----------


     4(a)*             -        Rights Agreement dated as of January 27, 1997,
                                between the Registrant and United States Trust
                                Company of New York, as Rights Agent, filed on
                                February 4, 1997, as Exhibit 1 to the
                                Registrant's Registration Statement on Form
                                8-A (the "Form 8-A") for the registration under Section 12(g) of the Exchange Act of Rights to Purchase the Registrant's Series A
                                Junior Participating Preferred Stock.

     4(b)*             -        Form of Right Certificate (attached as Exhibit
                                B to the Rights Agreement listed as Exhibit
                                4(a) above).

     4(c)*             -        Form of Certificate of Designation, Number,
                                Powers, Preferences and Relative,
                                Participating, Optional and Other Special
                                Rights and Qualifications, Limitations,
                                Restrictions and Other Distinguishing
                                Characteristics of the Registrant's Series A
                                Junior Participating Preferred Stock (attached as Exhibit A to the Rights Agreement listed as
                                Exhibit 4(a) above).

     5                 -        Opinion of Carter, Ledyard & Milburn

    23(a)              -        Consent of Carter, Ledyard & Milburn (included
                                in Exhibit 5)

    23(b)              -        Consent of Price Waterhouse LLP


--------
     *Incorporated herein by reference.